May 2, 1999




Board of Directors
Enterprise Software, Inc.
c/o Schroder & Co., Inc.
The Equitable Center
787 Seventh Avenue
New York, NY  10019


Dear Sirs:

         Thank you very much for affording us the opportunity to review certain basic information regarding Enterprise Software, Inc. ("Enterprise" or the "Company"). After reviewing those materials LiveWire Ventures, LLC ("LiveWire") is very interested in pursuing an acquisition of Enterprise.

         LiveWire is a recently formed entity that intends to become a major player in the media and telecommunications billing, customer care, consulting and related businesses. We believe that business process outsourcing, centered around "mission critical" systems, will be an area of exciting growth particularly among media and telecommunications companies. LiveWire recently purchased H.O. Systems, Inc., a Savannah, Georgia based provider of billing and customer care solutions for telecommunications companies.

         The senior management of LiveWire has significant experience in the telecommunications arena, having run PriCellular Corporation, formerly an American Stock Exchange listed cellular company with over five million POPs which was sold in June of 1998. PriCellular's corporate management team remained together and we reconstituted ourselves as LiveWire. During our tenure at PriCellular we employed a very decentralized approach. Our corporate team was based in White Plains, New York and focused on mergers and acquisitions, financing and overall strategy while senior managers in the field had complete day-to-day operating responsibility. Given that, we would hope that Enterprise management will want to play an integral role in the future strategy, direction and operations of the business. LiveWire believes that employees should be rewarded with substantial economic rewards for superior performance and plans to implement compensation and stock plans for Enterprise's management and other employees, which are consistent with this policy.

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Enterprise Software, Inc.                                                 Page 2
May 2, 1999

         LiveWire has assembled one of the most impressive groups of private equity sponsors and we believe that their commitment, resources and prestige will create significant opportunities as we move forward with the growth of our business. Our investors have committed (and reserved from their funds) $200 million to purchase equity securities upon LiveWire's request at a to-be-agreed upon valuation, in addition to amounts previously invested.

1.       Terms.


         Subject to the conditions set forth below, LiveWire, through a subsidiary, proposes to acquire up to 100% of the outstanding common stock and in-the-money stock options of the Company at $10 per share in cash. This proposal is based on our understanding of Enterprise's pro forma balance sheet as of March 31, 1999 including (i) shares outstanding of 5,406,496, (ii) in-the-money stock options of up to 549,932, (iii) there are no other common share equivalents including SARs, etc., (iv) positive working capital (defined for this purpose as cash plus accounts receivables minus accounts payable and accrued expenses) of at least $2.7 million, (v) long-term debt/notes payable of no more than $21.3 million, (vi) prepayment penalty obligations of no more than $3.5 million as of August 1, 1999; (vii) notes receivable of at least $4.3 million; and (viii) bonuses, fees and expenses not to exceed $3.0 million (excluding the fees and expenses referred to in Section 7 below).

         The form of the acquisition would be to acquire up to 100% of the common stock of the Company. We would prefer to structure the transaction as a recapitalization and therefore reserve the right to offer to the Company's shareholder's shares of the purchasing subsidiary for up to 7% of the Company's common stock (the "Subsidiary Stock"). The Subsidiary Stock, if offered generally to the Company's shareholders, would be registered under the Securities Act of 1933. It is understood that the directors of the Company shall have no obligation to recommend the acquisition of the Subsidiary Stock to the Company's shareholders and shall not be required to estimate its value in any communication with its shareholders. The majority of our purchase price would be financed from equity contributions by LiveWire and its affiliates. The remainder will be in the form of bank debt, led by our current lead bank, Chase Manhattan. Our current view is that we would repay all existing indebtedness and provide appropriate treatment for all existing employment arrangements and employment benefits.


2.       Definitive Documentation.


         LiveWire and the Company shall endeavor to simultaneously complete due diligence and negotiate in good faith and sign a definitive mutually satisfactory stock purchase agreement embodying the terms set forth herein (the "Stock Purchase Agreement") within 30 days after the execution and delivery of this letter of intent and to consummate the proposed transaction within 90 days after the execution and delivery of the Stock Purchase Agreement. The Stock Purchase Agreement shall contain representations, warranties and covenants on

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Enterprise Software, Inc.                                                 Page 2
May 2, 1999


the part of the Company and Buyer customary for transactions of this type, none of which shall survive the closing of the proposed transaction.


3.       Conditions to Closing.


The closing under the Stock Purchase Agreement is subject to, among other things, the following conditions:

           (i) execution of employment agreements with no more than seven key individuals;
           (ii) certification by an independent third party that each item of hardware, software or firmware held or used in connection with the Business is year 2000 compliant, at LiveWire's expense;
           (iii)
           (iv) receipt of fiscal 1999 audited financial statements, with results therein not materially different than those preliminary fiscal 1999 financial statements previously provided;
           (v) absence of any material adverse change in the business, condition (financial or otherwise), results of operations, prospects, assets or liabilities of the Company and its subsidiaries taken as a whole; and
           (vi) receipt of required governmental approvals (if any) and third party consents, which if not received would reasonably be expected to result in a material adverse change in the business, condition (financial or otherwise), results of operations, prospects, assets or liabilities of the Company and its subsidiaries taken as a whole.

4.       Access.

         Subject at all times to the provisions of the Confidentiality Agreement, dated April 15, 1999, between the Company and LiveWire (the "Confidentiality Agreement"), from the date of execution of this letter of intent by the Company (the "Signing Date") until the date on which either party provides the other with written notice that negotiations regarding the proposed transaction are terminated (the "Termination Date"), LiveWire and its representatives will have full access during normal business hours to the Company and its officers, counsel, auditors, and books and records.

5.       Confidentiality.

         LiveWire acknowledges and agrees that the Confidentiality Agreement shall remain in effect after the Signing Date and continue in effectiveness through the Closing, with the terms of such Confidentiality Agreement incorporated into this letter of intent by reference.


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Enterprise Software, Inc.                                                 Page 4
May 2, 1999


6.       Publicity.


         None of the Company, LiveWire or their respective representatives will publicly disclose the existence of this letter of intent or make known any facts related to the proposed transaction without the prior consent of the other parties, except to its advisors, counsel and lenders, or except as required by law, legal process or the rules and regulations of any United States securities exchange or the NASDAQ Stock Market.


7.       Additional Limitation.


         In consideration of LiveWire's execution of the letter of intent and its good faith performance of the due diligence undertakings provided in paragraph 2 above, if at any time within six months following the date hereof the Company or any of its subsidiaries shall enter into a binding agreement or letter of intent with any other party with respect to a merger, consolidation or other business combination, the sale of a significant equity interest in the Company or any subsidiary, or the sale of all or any substantial portion of the assets of the Company and its subsidiaries, taken as a whole, the Company shall pay to LiveWire a break-up fee in the amount of $1.25 million plus up to $500,000 of reasonably documented out-of-pocket expenses incurred from and after the date hereof by LiveWire in connection with its investigation, evaluation and negotiation of a possible acquisition of the Company by LiveWire. Such amounts shall be payable by wire transfer in immediately available funds to an account designated by LiveWire. If the parties enter into a definitive agreement with respect to the acquisition by LiveWire of the Company, such agreement shall provide for payment of a breakup fee and expense reimbursement on customary terms in lieu of the foregoing. The definitive agreement with respect to the acquisition transaction shall also provide for the payment by LiveWire to the Company of liquidated damages in an amount equivalent to the break-up fee and expenses in the event of Buyer's unexcused failure to close.

8.       Fees, Costs and Expenses.

         Each party hereto shall bear its respective costs related to the proposed transaction, including, without limitation, the fees and expenses of its respective lawyers, accountants and financial advisors.

9.       Effect.

         If the foregoing accurately summarizes our understanding with respect to the proposed transaction, please date and execute the duplicate original of this letter of intent that is enclosed and return same to the undersigned within 48 hours. Until this letter of intent has been executed by the Company, LiveWire reserves the right to amend, modify or revoke this letter. This letter of intent sets forth the parties' proposals with respect to the subject matter hereof, and except for Sections 5, 6, 7 and 8 hereof, which shall be binding upon the parties (the "Binding Provisions"), this letter of intent shall not constitute a binding agreement.

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Enterprise Software, Inc.                                                 Page 5
May 2, 1999

10.      Other.

         Our proposal is subject to: (a) negotiation of a satisfactory purchase and sale agreement and other related agreements; (b) required regulatory approvals such as Hart Scott Rodino clearance; (c) completion of due diligence within 30 days of the date hereof, including visits to Company locations, meetings with management, review of Enterprise's customer contracts, discussions with key Company customers and legal and accounting due diligence; (d) financing; and (e) approval of our Board of Directors (the majority of whom have been briefed and support this letter of intent).

11.      Counterparts.

         This letter of intent may be signed in two counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

12.      Governing Law.

         The provisions of this letter of intent shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of laws rules.

13.      No Liability.

         Except for the Binding Provisions, the paragraphs and provisions of this letter of intent do not constitute and will not give rise to any legally binding obligation on the part of any of the parties. Unless a definitive agreement is executed, regardless of the reason such agreement was not executed, neither Enterprise nor LiveWire shall be under any obligation to the other for damages, expenses or otherwise, irrespective of any negotiations, agreements or understandings heretofore and hereafter existing between the parties, and irrespective of any implied course of conduct between the parties excluding the Binding Provisions. Moreover, except as expressly provided in the Binding Provisions (or as expressly provided in any binding written agreement that the parties may enter into in the future), no past or future action, course of conduct, or failure to act relating to the proposed transaction, or related to the negotiation of the terms of the proposed transaction or any purchase agreement, will give rise to or serve as a basis for any obligation or other liability on the part of the parties.


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Enterprise Software, Inc.                                                 Page 6
May 2, 1999










                                       Very truly yours,

                                       LIVEWIRE VENTURES, LLC

                                       By:   /s/ Steven Price
                                             -----------------------------------
                                             Name:   Steven Price
                                             Title:  President and CEO


Accepted and agreed:  May 2, 1999

ENTERPRISE SOFTWARE, INC.

By:   /s/ Rick Schleufer
      ----------------------------
      Name:  Richard Schleufer
      Title: C.E.O.